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                                                                  EXHIBIT (23.2)


        CONSENT OF HACKER, JOHNSON, COHEN & GRIEB, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-3, File No. 333-20893) of Jones Medical Industries, Inc. and in the related Prospectus of our report dated April 25, 1996 (except for note 16 as to which the date is July 30, 1996) with respect to the consolidated balance sheets of Galen Drugs of Florida, Inc. and subsidiaries as of September 30, 1995, and the related consolidated statements of earnings, stockholders' equity and cash flows for the years ended September 30, 1995 and 1994, which report is included in this Annual Report (Form 10-K) of Jones Medical Industries, Inc. for the year ended December 31, 1996.

We also consent to the incorporation by reference in the Registration Statement (Form S-8, File No. 33-40184) pertaining to the 1982 Incentive Stock Option Plan and the 1989 Incentive Stock Option Plan of Jones Medical Industries, Inc. of our report dated April 25, 1996 (except for note 16 as to which the date is July 30, 1996) with respect to the consolidated balance sheets of Galen Drugs of Florida, Inc. and subsidiaries as of September 30, 1995, and the related consolidated statements of earnings, stockholders' equity and cash flows for the years ended September 30, 1995 and 1994, which report is included in this Annual Report (Form 10-K) of Jones Medical Industries, Inc. for the year ended December 31, 1996.

We also consent to the incorporation by reference in the Registration Statement (Form S-8, File No. 333-15879) pertaining to the 1994 Formula Stock Option Plan for Non-Management Directors and the 1994 Incentive Stock Plan of Jones Medical Industries, Inc. of our report dated April 25, 1996 (except for note 16 as to which the date is July 30, 1996) with respect to the consolidated balance sheets of Galen Drugs of Florida, Inc. and subsidiaries as of September 30, 1995, and the related consolidated statements of earnings, stockholders' equity and cash flows for the years ended September 30, 1995 and 1994, which report is included in this Annual Report (Form 10-K) of Jones Medical Industries, Inc. for the year ended December 31, 1996.


                                                  HACKER, JOHNSON, COHEN & GRIEB

Tampa, Florida
March 10, 1997